UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019 (January 29, 2019)

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 556-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2019, the Board of Directors of Genomic Health, Inc. (the “Company”) elected Barry P. Flannelly to serve as a member of the Board of Directors of the Company effective on April 16, 2019.  In addition, Dr. Flannelly will serve on the Audit Committee of the Board of Directors.

Dr. Flannelly has served as Executive Vice President and General Manager US of Incyte Corporation, a biopharmaceutical company, since June 2015 and served as Executive Vice President, Business Development and Strategic Planning of Incyte from August 2014 to June 2015. Dr. Flannelly served as Chief Executive Officer of OSS Healthcare Inc., a biotechnology company, from August 2013 to July 2014, Vice President, Global Product Strategy and Commercial Planning of Nektar Therapeutics, a biopharmaceutical company, from April 2011 until April 2013, and Senior Vice President, Commercial, of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, from August 2008 until January 2011. Prior thereto, Dr. Flannelly held key positions at biopharmaceutical and pharmaceutical companies such as Abraxis BioScience, Inc. and Novartis. Dr. Flannelly holds a B.S. in Pharmacy from Massachusetts College of Pharmacy, an M.B.A. from the University of Baltimore, and a Pharm.D. from the University of Maryland, School of Pharmacy.

As a non-employee director of the Company, Dr. Flannelly will be entitled to the same cash and equity compensation paid by the Company to each of its non-employee directors, as described in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders filed on April 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2019

GENOMIC HEALTH, INC.

By	/s/ Jason W. Radford
Name:	Jason W. Radford
Title:	Chief Legal Officer